Exhibit 99.1
For Immediate Release
Local.com Corporation Announces Stock Repurchase Program
IRVINE, Calif., October 9, 2008 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that its Board of Directors has authorized a stock repurchase program. Under this 18 month long program, the company may repurchase up to $2 million of its outstanding common stock.
“The board of directors has confidence in our company,” said Heath Clarke, Local.com chairman and chief executive officer. “Local.com is a leader in the rapidly growing local search market with both patented and patent-pending technologies. We are gaining significant market share, increasing our organic traffic, growing our direct advertiser base and, as a result, projecting continued high growth.”
“Consistent with prior guidance, we expect that during the fourth quarter our operations will produce net income, excluding non-cash charges of depreciation, amortization and stock option expenses and expect to have at least $10 million in cash when that occurs,” continued Clarke. “We expect to maintain a minimum cash balance of $10 million during this program.”
As of June 30, 2008, the company had $13.8 million in cash, and approximately 14.2 million shares of common stock outstanding. The share repurchase program authorizes Local.com to repurchase shares over the next 18 months, from time to time, through open market or privately negotiated transactions. A Rule 10b5-1 repurchase plan will allow the company to purchase its shares at times when it ordinarily would not be in the market because of self-imposed trading blackout periods. The number of shares to be purchased and the timing of the purchases will be based on market conditions, share price and other factors. The stock repurchase program does not require the company to repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the board of directors at any time.
Including the non-cash expenses of depreciation, amortization and stock option expenses in accordance with GAAP, we do not expect our operations to produce net income during the fourth quarter.
For more information on the company please visit: http://corporate.local.com.
About Local.com
Local.com (NASDAQ: LOCM) is the largest local search network in the United States. The company uses patented technologies to provide over 17 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, visit http://corporate.local.com/AdvertiseWithUs or call 1-888-857-6722. For more information visit: http://www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’, ‘target’, ‘goal’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain name, improve our local-search technologies, market the Local.com domain name as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully implement and expand our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our advertising products, expand internationally, develop our products and sales, marketing, finance and administrative functions, as well as our dependence on major partners, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Investor Relations Contact:
Deirdre Skolfield
Local.com
949-789-5228
dskolfield@local.com
Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com